UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FUSHI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	13-3140715
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

1 Shuang Qiang Road, Jinzhou, Dalian, People's Republic of China	116100
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.006 par value per share	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(D), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $.006 per share, of Fushi International, Inc. being registered hereunder, as required by Item 202 of Regulation S-B, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of our Securities" in the Registration Statement on Form SB-2 (Registration No. 333-131052), as originally filed with the Securities and Exchange Commission (the "Commission") on July 24, 2006, and all amendments thereto, sections of which are incorporated herein by reference.

Item 2. Exhibits.
SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	FUSHI INTERNATIONAL, INC.
Date: August 22, 2007
By: /s/ Wenbing Chris Wang
Wenbing Chris Wang
Chief Financial Officer